Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date August 31, 2005	Projected Year Ended February 28, 2006
Net Sales:
Electrical and Industrial Products	$61,038	$114,000 to $120,000
Galvanizing Services	$31,548	$56,000 to $60,000

Total Sales	$92,586	$170,000 to $180,000

Diluted earnings per share	$.63	$1.08 to $1.18

Operating Margins:
Electrical and Industrial Products	7.3%	7.5%
Galvanizing Services	20.3%	19.0%

Cash Provided By Operations	$5,976	$6,500
Capital Expenditures	$3,090	$6,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$2,826	$5,200

Outstanding Accounts Receivable Days	54

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